EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Iveda Solutions, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Iveda Solutions, Inc. of our report dated March 14, 2011 with respect to the financial statements of Iveda Solutions, Inc. included in its annual report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

June 24, 2011

/s/ Farber Hass Hurley LLP
Camarillo, California